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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 9, 1999


                             FSI INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


          MINNESOTA                      0-17276                  41-1223238
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(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
           incorporation)                                     Identification No.


     322 LAKE HAZELTINE DRIVE, CHASKA, MINNESOTA                    55318
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      (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (612) 448-5440
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Item 5.  Other Events.

                  On June 9, 1999, FSI International, Inc. (the "Company") agreed to sell its Chemical Management Division to The BOC Group, Inc., a Delaware corporation ("BOC), for approximately $38 million in cash, subject to adjustment based upon change in net working capital. The Chemical Management Division designs and manufactures chemical management systems that generate, blend and dispense high purity chemicals, and blend and deliver slurries, to points of use in a manufacturing facility, as well as related controls and support products. See the Company's Annual Report on Form 10-K for the fiscal year ended August 29, 1998 for a general discussion of the business and operations of the Chemical Management Division.

                  The closing of the sale of the Chemical Management Division to BOC will depend upon whether the conditions specified in the asset purchase agreement are ultimately satisfied. In addition to standard closing conditions, the obligations of both the Company and BOC to close the sale are subject to receipt of any necessary approvals under the Hart-Scott-Rodino Act, the completion and execution of a technology license agreement, a shared services agreement and a sublease agreement between the Company and BOC, and the receipt of required third-party consents to the sale. If any conditions to the sale remain unsatisfied and the sale has not been completed by September 30, 1999, the transaction may be terminated.

                  Under the asset purchase agreement, the Company has agreed to either retain or indemnify BOC with respect to specified obligations and liabilities of the Chemical Management Division.

                  The foregoing description of the asset purchase agreement is not complete and is qualified in its entirety by reference to the asset purchase agreement, which is attached hereto as an exhibit and incorporated by reference.


Item 7.  Exhibits.

         2. Asset Purchase Agreement dated as of June 9, 1999 between FSI International, Inc. and The BOC Group, Inc. (the Company hereby agrees to furnish supplementally copies of omitted exhibits and schedules to the SEC upon request)

         99.      Press Release dated June 9, 1999.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     FSI INTERNATIONAL, INC.



Date:  June 21, 1999                 By: /s/ Patricia M. Hollister
                                        ----------------------------------------
                                     Its:   Chief Financial Officer and
                                            Corporate Controller






























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                                  EXHIBIT INDEX




No.     Exhibit                                                   Page

 2      Asset Purchase Agreement dated as of June 9,
        1999 between FSI International, Inc. and The              Filed
        BOC Group, Inc.                                           Electronically

99.     Press Release dated June 9, 1999                          Filed
                                                                  Electronically



































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